Exhibit 21

Subsidiaries of
J.B. POINDEXTER & CO., INC.

All subsidiaries are owned 100%, either directly or indirectly, by J.B. Poindexter & Co., Inc.

(1)               EFP Corporation, a Delaware corporation, which also operates under the name Engineered Foam Plastics.

(2)               Lowy Group, Inc., a Delaware corporation.

(3)               Magnetic Instruments Corp., a Delaware corporation, which  also operates under the name MIC Group;  in addition, Magnetic Instruments Corp. has the following subsidiaries:

(a)        SWK Holdings, Inc. a Texas corporation; and

(b)        Universal Brixius, Inc., a Wisconsin corporation.

(4)               Morgan Trailer Mfg. Co., a New Jersey corporation, which also operates under the name Morgan Corporation;  in addition,  Morgan Trailer Mfg. Co. has the following subsidiaries:

(a)                        Morgan Trailer Financial Corporation, a Nevada corporation; and

(b)                       Morgan Trailer Financial Management, L.P., a Texas Limited partnership.

(5)               Truck Accessories Group, Inc., a Delaware corporation, f/k/a Leer, Inc., f/k/a Leer Holdings Inc., which also operates under the following names:

(a)                        TAG;

(b)                       20th Century Fiberglass;

(c)                        Century Fiberglass;

(d)                       Century;

(e)                        Leer;

(f)        Leer Corporate;

(g)                       Leer East;

(h)                       Leer Midwest;

(i)        Leer Retail;

(j)                         Leer Southeast;

(k)                        Leer Specialty Products;

(l)                         Leer Truck Accessory Centers;

(m)                     Leer West;

(n)                       Mid West Truck Accessories; and

(o)                       Pace Edwards; and

in addition, Raider Industries, Inc., a Saskatchewan, Canada corporation, is a subsidiary of Truck Accessories Group, Inc. and operates under the following names:

(a)                        Lo Rider;

(b)                       Raider; and

(c)                        Raider US

in addition, Commercial Babcock Inc., an Ontario, Canada corporation, is a subsidiary of Raider Industries, Inc., and operates as a division of Morgan Trailer Mfg. Co.

(6)               Morgan Olson Corporation, f/k/a MS Truck Body Corp., a Delaware corporation.

(7)               Federal Coach LLC, a Delaware limited liability company.

(8)               Eagle Specialty Vehicles, Inc., an Ohio corporation.

(9)               State Wide Aluminum, Inc., an Indiana corporation.